EXHIBIT 23.1

                      [DELOITTE TOUCHE TOHMATSU LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-13320 and No. 333-10312 of Highway Holdings Limited on Form S-8 of our report dated June 2, 2004, appearing in this Annual Report on Form 20-F of Highway Holdings Limited for the year ended March 31, 2004.




/s/ Deloitte Touche Tohmatsu



Hong Kong
June 19, 2004